AGREEMENT


             AGREEMENT, dated as of February 1, 1994 by and between Sahara Enterprises, Inc., a Delaware corporation (the "Shareholder"), and Lincoln Telecommunications Company, a Nebraska corporation (the "Company").

                                    RECITALS:

             The Shareholder owns beneficially and of record 5,412,976 shares (such 5,412,976 shares herein referred to as the "Total Shares") of the Company's Common Stock, $.25 par value per share (the "Common Stock").

             The Company is about to file with the Securities and Exchange Commission ("SEC") a registration statement on Form S-3 (the "registration statement") covering a proposed firm commitment underwritten public offering of 2,449,500 of the Total Shares, including shares of Common Stock subject to the underwriters' over-allotment option (such 2,449,500 shares, or such greater number of shares as are included in the registration statement by amendment thereof or, if the registration statement becomes effective, such lesser number of shares as are covered by the prospectus included in the registration statement at the time of such effectiveness are herein referred to as the "S-3 Shares").

             The Company believes that the sale of the S-3 Shares may lead to a broader distribution of the Common Stock and thereby improve the market for the Common Stock.

             Concurrently with the sale of the S-3 Shares, the Shareholder has agreed to sell 250,000 of the Total Shares to a Company employee benefit program.

             In consideration of the Company's agreement to file the registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and the mutual agreements set forth herein, the parties hereto agree as follows:

             1.   Grant of Right of First Refusal.

                  (a) (i) Until the Expiration Date (as hereinafter defined), other than for S-3 Shares sold as contemplated in the registration statement, none of the Total Shares shall be transferred, including without limitation as a distribution to a shareholder of the Shareholder or by pledge, nor shall the Shareholder enter into any contract, arrangement or other understanding contemplating the transfer of any of the Total Shares, unless at least forty-five days prior to the transfer, contract, arrangement or understanding the Company is given notice of the proposed transfer (the "Transfer Notice") containing the identity of the proposed transferee, the number of shares proposed to be transferred, the proposed price, the method of payment, any other terms and conditions of the transaction (it being understood that in the case of a proposed open market sale, the notice may state that fact and omit the transferee's identity and the proposed price), if available, a copy of any writing evidencing the contract, arrangement or understanding and a statement by the Shareholder that it has a bona fide intention to sell Common Stock pursuant to such contract, arrangement or understanding. The Transfer Notice shall constitute an irrevocable offer by the Shareholder to sell the Common Stock proposed to be transferred (the "Offered Shares") to the Company at a price per share equal to the price per share at which the Offered Shares are proposed to be transferred (it being understood that in a case in which such price is payable, in whole or in part, other than in cash, such price shall be the fair market value per share of the consideration), except that in the case in which the transfer is by way of a distribution to shareholders of the Shareholder, a pledge, a charitable contribution or other gift, or an open market sale, the price per share shall be the last sale price of the Common Stock on the NASDAQ National Market (the "NASDAQ-NM") (or if the principal market for such Stock is not the NASDAQ-NM, in the principal market in which the Common Stock is then traded) on the Trading Day (as hereinafter defined) on which such notice is given (or if there is no trading on such Trading Day, at the average of the last bid and asked prices for such Trading Day).

             (ii) The Company shall have forty-five days after the day on which the Transfer Notice is given to accept such offer (it being understood that such offer may be accepted with respect to less than all Offered Shares in the case of a proposed open market transfer, distribution to shareholders of the Shareholder or a charitable contribution or other gift but must be accepted with respect to all Offered Shares if the proposed transfer is to be made other than in such cases) and shall do so by notice given to the Shareholder. If the Shareholder is notified that such offer will not be accepted or if no such notice is given within such forty-five day period, the Offered Shares may be transferred in accordance with the Transfer Notice but any transfer must be closed within fifty-five days after the Transfer Notice is given and if not closed within such fifty-five day period, the provisions of this Section 1 shall again apply to the Offered Shares (but not beyond the Expiration Date).

                  (b) "Expiration Date" means the first to occur of (i) 5:00 p.m. Central Time on the date that is 120 days after the date of this Agreement, (ii) the closing of the offering contemplated by the registration statement, and (iii) the Withdrawal Date. "Withdrawal Date" means the day on which each of the Company and the Shareholder agree that the registration statement is to be withdrawn under Rule 477 of the 1933 Act. It is understood that the withdrawal of the Registration Statement by the Company, after a request of the Commission, the Shareholder or any other person to do so, shall not be sufficient to constitute the occurrence of the Withdrawal Date unless the Company has also agreed that
   the registration statement is to be withdrawn.   "Trading Day" means any
   day on which NASDAQ (or if the Common Stock is not traded on NASDAQ, the principal market in which the Common Stock is traded) is open for trading and trading thereon occurs during substantially all of the period from the regularly scheduled opening to the regularly scheduled close.

                  (c) Any acceptance of an offer by the Company of the Offered Shares under Section 1 shall be closed (a "Closing") on the fifth business day after acceptance, against delivery of certificates representing the Offered Shares duly endorsed for transfer, all of which shares shall be free and clear of all liens, encumbrances and rights of persons other than the Company. The price payable for the Offered Shares sold and purchased hereunder shall be payable by wire transfer of immediately available funds. Each Closing shall take place in the offices of Foley & Lardner, One IBM Plaza, Chicago, Illinois, at noon on the date provided therefor herein.

             2.   Certain Claims.

                  (a) If at any time after the date on which the Registration Statement (as such term, which includes the documents deemed incorporated in the Registration Statement, is defined in the Purchase Agreement with the underwriters entered into by the Company and the Shareholder, such Purchase Agreement being herein referred to as the "Purchase Agreement" and such underwriters being herein referred to as the "Underwriters") is declared effective, any person commences (including by way of third party complaint) a proceeding against the Shareholder or the Company seeking damages or other monetary amounts (a "Proceeding") and which alleges that the Registration Statement (or any amendment thereto), including any information deemed to be contained therein pursuant to Rule 430A under the 1933 Act, contained any untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein not misleading, or which alleges that any preliminary prospectus (as such term, which includes the document incorporated in the preliminary prospectus, is defined in the Purchase Agreement) relating to the Registration Statement or the Prospectus (as such term, which includes the documents incorporated in the Prospectus, is defined in the Purchase Agreement) (or any amendment or supplement thereto) contained any untrue statement of a material fact or omitted a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (any such actual untrue statement herein referred to as an "Untrue Statement" and any such actual omission herein referred to as an "Omission"), the Company and the Shareholder shall bear all losses, liabilities, costs, damages and expenses, including without limitation, legal fees and expenses (collectively "Covered Items") arising from such Proceeding as follows:

             (i) If in a final judgment not subject to appeal it is determined that there was an Untrue Statement or an Omission (other than an Untrue Statement or Omission with regard to information equivalent to the information referred to in the letter, of even date herewith, from the Selling Shareholder to the Company as such letter may be supplemented by the Selling Shareholder in writing to include additional information on or prior to the closing of the offering contemplated by the registration statement), the Company shall indemnify and hold harmless the Shareholder against all Covered Items.

             (ii) If a Proceeding is concluded, including without limitation through voluntary dismissal, settlement or final judgment not subject to appeal, in any manner which is not covered by the foregoing clause (i), the Covered Items of the Shareholder and the Company shall be aggregated and each of the Shareholder and the Company shall bear one-half of the aggregate amount and neither shall have any additional claim against the other.

             3. Contribution. In the event Section 2(a)(i) is by its terms applicable but the indemnification under Section 2(a)(i) is not available, the Company and Shareholder shall contribute to Covered Items arising from the circumstances described in Section 2(a)(i) in proportion to their relative fault, which fault the parties hereto agree shall be deemed to be entirely the Company's in such circumstances. In the event Section 2(a)(ii) is by its terms applicable but the allocation under Section 2(a)(ii) is not available, the Company and Shareholder shall contribute to Covered Items arising from the circumstances described in Section 2(a)(ii) in proportion to the relative benefits received by and the relative fault of each, which benefits and fault the parties agree shall be equal in such circumstances.

             4.   Procedure.

                  (a) Neither the Shareholder nor the Company shall settle or agree to settle any Proceeding containing allegations concerning an Untrue Statement or an Omission without the written consent of the other party hereto to such settlement.

                  (b) In the event there is more than one Proceeding, the provisions of Sections 2 and 3 shall apply separately to each Proceeding. In the event a Proceeding contains allegations in addition to those concerning an Untrue Statement or an Omission, the Covered Items shall be only those that relate to the Untrue Statement or Omission and the remainder of such Proceeding shall not be subject to this Agreement.

                  (c) Anything herein to the contrary notwithstanding, the liability of the Shareholder under Sections 2(a) and 3 hereof shall not exceed (i) the product of multiplying the number of S-3 Shares by the price per share at which such shares are sold to the Underwriters pursuant to the Purchase Agreement minus (ii) the out-of-pocket expenses of the Company for which Shareholder is responsible under Section 6 hereof.

             5. Sale of Shares to Employee Trust. Concurrently with the closing of the public offering contemplated by the registration statement, the Shareholder shall sell to a Company employee benefit program (which may be, among other programs, the ESOP account in the Company's Savings and Stock Ownership Plan or a grantor trust as contemplated in the registration statement) (any such program is herein referred to as an "Employee Trust"), and the Company shall cause the Employee Trust to purchase, 250,000 shares of the Total Shares at price equal to the public offering price in such public offering less 2% of such public offering price. The provisions of Section 1(c) hereof shall apply to such sale, except that such sale shall occur at the same place as the sale of Common Stock to the Underwriters pursuant to the Purchase Agreement. The agreement of the Selling Shareholder to sell such shares shall expire immediately after the Expiration Date.

             6. Expenses. The Shareholder shall be responsible for, and shall indemnify the Company against, payment of an amount not to exceed the first $200,000 of Out-of-Pocket Expenses in connection with the public offering contemplated by the registration statement and the sale of shares to the Employee Trust, and the Company shall be responsible for, and shall indemnify and reimburse the Shareholder against, all remaining Out-of-Pocket Expenses in connection with such offering and sale. "Out-of-Pocket Expenses" means the following, to the extent incurred by the Company (i) legal fees and expenses, including for "blue sky" services, but excluding legal fees and expenses incurred in connection with any periodic reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (or the failure to file the same), of The Lincoln Telephone and Telegraph Company (the expenses within such exclusion are herein referred to as "Periodic Report Expenses"), (ii) accounting fees and expenses, other than Periodic Report Expenses, (iii) printing costs and expenses, including shipping and distribution, (iv) "blue sky" filing fees, and (v) the SEC registration fee. It is understood that (i) any stock transfer taxes, underwriting discounts or commissions payable upon or with respect to the sale of the Common Stock sold by the Shareholder to the Underwriters and the fees and disbursements of counsel to the Shareholder or any other advisors retained by the Shareholder are not Out-of-Pocket Expenses and shall not be borne by the Company, (ii) each party shall be responsible for the travel, telephone and other out-of-pocket expenses of its employees, and (iii) no Covered Item shall be an Out-of-Pocket Expense. Any indemnification and reimbursement under this Section 6 shall be made promptly after notice is given of the amount thereof accompanied by reasonable supporting detail of the reimbursed expenses to be so indemnified against and reimbursed.

             7. Covenants of the Shareholder. Until the time at which the Company no longer has any rights under Section 1, except in accordance with the provisions of this Agreement, the Shareholder agrees not to:

                  (a) sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Total Shares; or

                  (b) deposit any of the Total Shares into a voting trust or enter into a voting agreement with respect to any of the Total Shares; or

                  (c) solicit or encourage any party to acquire the Company or any Common Stock.

             8.   Representations and Warranties of the Shareholder.

                  (a) The Shareholder represents and warrants to Company as follows:

                  (i) the Shareholder has the right, power and authority to execute and deliver this Agreement and to sell such of the Total Shares as may be sold hereunder; such execution, delivery and sale will not violate or breach any law, rule or regulation or any outstanding agreement or instrument to which the Shareholder is a party; and this Agreement constitutes a legal, valid and binding agreement on the part of the Shareholder;

                  (ii) except for S-3 Shares offered and sold as contemplated by the registration statement, the Total Shares are now and, until the Company and the Employee Trust no longer have any rights under
   Section 1 or Section 5 hereof, will continue to be, held or controlled by the Shareholder, free and clear of all liens, claims, encumbrances and security interests other than pursuant to this Agreement; and

                  (iii) upon purchase of any of the Total Shares, the Company or the Employee Trust, as the case may be, shall receive good and marketable title to such of the Total Shares as are purchased, free of all liens, claims, encumbrances and security interests.

                  (b) At the time the Purchase Agreement is executed, the Shareholder will be deemed to have made to the Company under this Agreement, the representations and warranties which are contained in
   Section 1(b) of the Purchase Agreement.

             9.   Representations and Warranties of Company.

                  (a) The Company hereby represents and warrants to the Shareholder that it has all requisite power and authority to enter into and perform all of its obligations under this Agreement; that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company will not violate or breach any law, rule or regulation; that this Agreement has been duly executed and delivered by the Company; and that on acceptance of the offer under
   Section 1, such acceptance will constitute a legal, valid and binding obligation of the Company to purchase the portion of the Total Shares subject thereto.

                  (b) At the time the Purchase Agreement is signed, the Company will be deemed to have made to the Shareholder under this Agreement, the representations and warranties which are contained in
   Section 1(a) of the Purchase Agreement, provided, however, that this
   Section 9(b) shall not entitle the Shareholder to any relief against the Company in excess of the relief to which the Shareholder would be entitled if the relief under Section 2 were available (it being understood that any relief which the Shareholder obtains against the Company under Sections 2 or 3 shall be credited against and reduce the relief available under this
   Section 9(b)).

             10. Adjustments. In the event of any increase or decrease or other change in the Common Stock by reason of stock dividends, split-ups, recapitalizations, combinations, exchanges of shares or the like, the number of shares of subject to this Agreement and the price per share provided herein shall be appropriately adjusted.

             11. Legend. At the request of the Company, the following legend shall be placed on the certificates representing the Total Shares:

             "The Common Stock represented by this certificate is subject to an agreement, dated [date of this Agreement to be inserted] with Lincoln Telecommunications Company, a copy of which agreement is available from the Secretary of the Company."

   Such legend shall be removed immediately after the Expiration Date or, if earlier, (i) with respect to the Transfer of those Total Shares which are Transferred in conformity with the provisions of Section 1(a)(ii) or (ii) to prepare for the Transfer of the S-3 Shares at the closing of the offering contemplated by the registration statement or the portion of the Total Shares to be sold to the Employee Trust.

             12. Further Assurances. Each party hereto shall perform such further acts and execute such further documents as may reasonably be required to carry out the provisions of this Agreement, including instruments necessary or desirable to complete the transfer, sale and assignment of such of the Total Shares as are sold hereunder.

             13. Remedies. The parties agree that the Total Shares are unique, the legal remedies for breach of this Agreement will be inadequate and that this Agreement may be enforced by injunctive or other equitable relief.

             14. Assignment; Third Party Beneficiary. No party shall assign any of its rights hereunder, other than in connection with the transfer of substantially all of its business (whether by merger, sale of assets or otherwise), in which case the party to whom such assets are transferred shall expressly assume all obligations of the transferee, except that the Company shall have the right to assign its rights under Section 1 hereof to such person or persons as it may designate. No assignment shall release the assignor from its obligations hereunder. The Employee Trust, as it may be hereafter identified by the Company, is a third party beneficiary of the provisions hereof relating to the purchase of the shares of Common Stock by the Employee Trust.

             15. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally,
   (ii) one business day after mailing by Express Mail or delivery to Federal Express or other nationally recognized delivery service (postage or delivery charges prepaid) to the parties at the following addresses (or at such other address for a party as shall be specified by notice from that party given hereunder), or (iii) on the day on which a facsimile transmission is sent to the parties at the following facsimile numbers (or at such other facsimile number for a party as shall be specified by notice from that party given hereunder) if the sending facsimile machine provides written confirmation of receipt of the entire transmission and notice is also given under the foregoing clause (ii):

             (a)  If to Shareholder:

                  Sahara Enterprises, Inc.
                  Suite 2000
                  Chicago, Illinois  60602
                  Attention:  President
                  Facsimile:  (312) 782-5152

             (b)  If to Company:

                  Lincoln Telecommunications Company
                  1440 M Street
                  Lincoln, Nebraska  68508
                  Attention:  President and Chief Executive Officer
                  Facsimile:  (402) 474-9195

             16. Severability. It is the intention of the parties that if any portion of Section 2 hereof is unlawful or is unenforceable under applicable law, then all of Section 2 shall be deemed deleted from this Agreement and shall be of no force or effect, it being understood that the same shall not affect any other provision of this Agreement. It is the intention of the parties that if any provision of this Agreement other than the provisions of Section 2 is unlawful or is unenforceable under applicable law, such provision shall be ineffective to the extent, but only to the extent, that such provision is unlawful or unenforceable and the remainder of such provision which is not unlawful or unenforceable, and all other provisions of this Agreement, shall continue in full force and effect in accordance with the terms hereof.

             17. Amendment and Waiver. No amendment or waiver of the provisions of this Agreement shall be effective unless such amendment or waiver is in writing and signed by the party sought to be charged.

             IN WITNESS WHEREOF, the Shareholder and the Company have executed this Agreement on the date first written above by their duly authorized officers.

                                 Sahara Enterprises, Inc.


                                 By:  CHARLES N. WHEATLEY
                                 Title:  President


                                 Lincoln Telecommunications Company


                                 By:  FRANK H. HILSABECK
                                 Title: President